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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment to the Registration Statement on Form S-1 (No. 333-99633) of our report, which includes an emphasis of a matter paragraph relating to the Company's liquidity, dated February 27, 2002 relating to the financial statements and financial statement schedule of WorldGate Communications, Inc., which appear in such Amendment to the Registration Statement. We also consent to the references to us under the heading "Accounting Matters" in such Amendment to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 27, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS